Exhibit 99.1
PRESS RELEASE Contact: Michael Senken
Phone: (678) 384-6720
MIMEDX GROUP ANNOUNCES THIRD QUARTER RESULTS
MARIETTA, Georgia, October 26, 2010 (PR Newswire) — MiMedx Group, Inc. (OTCBB: MDXG), an integrated developer, manufacturer and marketer of patent protected biomaterial-based products, announced today its results for the third quarter ended September 30, 2010.
Results for Third Quarter Ended September 30, 2010
The Company recorded revenues during the quarter of approximately $108,000, as compared to $0 revenue for the same period in 2009 and $322,000 in the second quarter of this year. The Company recorded a net loss of $2.9 million, or $0.05 per diluted common share, for the quarter, as compared to a net loss of $4.5 million, or $0.11 per diluted common share, for the same period in 2009 and a net loss of $2.7 million, or $0.04 per diluted common share, in the second quarter of 2010. Stockholder’s equity as of September 30, 2010, was $5.7 million, compared to $6.1 million as of December 31, 2010, and $2.5 million as of September 30, 2009.
Parker H. “Pete” Petit, Chairman and CEO, stated, “The Company continues to make substantial progress on commercializing its two biomaterials, HydroFix™ and CollaFix™. The year to date revenues from our first HydroFix™ product introduced earlier this year have exceeded $500,000; however, our third quarter results did not meet management’s expectations due primarily to a shortfall in our European sales. European revenues were impacted by an unexpected illness and family medical problem experienced by our European sales representative, which resulted in almost six weeks of downtime that could not be covered by our U.S. based staff due to critical local priorities. In addition, our European revenues were also impacted by a delay in anticipated additional European regulatory approval.”
“On a positive note,” Mr. Petit continued, “for the second successive quarter, the number of HydroFix™ implants has more than doubled in the U.S., which demonstrates that physicians are using our product. Based upon current near-term revenue projections, the Company has decided to raise at least one more round of financing to take us through to what we hope will be our EBITDA breakeven point in 2011. The Company expects to raise $5 million through the issuance of common stock and warrants through a Private Placement offering. The Company intends to use the funds for working capital purposes, including, without limitation, to support expansion of our distribution channels and to fund our product development and regulatory approval processes.”

Bill Taylor, President and COO commented, “We remain extremely positive on the potential of our two bio-materials, HydroFix™ and CollaFix™. There are a number of products in the regulatory pipeline that are expected to serve as catalysts for 2011 revenue growth. Additionally, in the third quarter, we added three new sales representative groups in the U.S., and outside of the U.S. we added one new distributor.”
Earnings Call
MiMedx management will host a live broadcast of its second quarter conference call on October 26, 2010, beginning at 10:30 a.m. eastern time. A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.
About the Company
MiMedx Group, Inc. (“MiMedx Group”) is an integrated developer, manufacturer and marketer of patent protected biomaterial-based products. The Company is emerging from a development-focused start-up into a fully integrated operating company with an experienced team poised to capitalize on its science and technology. Our mantra is “Repair, don’t replace” because our biochemists, engineers, designers and physicians believe it is better to augment repair when possible rather than replace traumatized, but otherwise healthy tissues and structures. Our platform technologies, HydroFix™ and CollaFix™, have a vast number of potential applications in treating traumatized tissue and structures and we are focused on commercializing multiple applications of both technologies. In parallel, we are seeking strategic relationships, in selective categories, to more rapidly commercialize our technologies. HydroFix™ and CollaFix™ are trademarks of MiMedx Group, Inc.

Safe Harbor Statement
This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the amount of money the Company expects to raise through the issuance of common stock and warrants, the expected EBITDA breakeven point in 2011 and the impact on 2011 revenues from the Company’s products that are in the regulatory pipeline. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company may not be successful in raising its intended amount of capital through a private placement, that the timing of the offering may be delayed, that unanticipated events may prevent the Company from using the proceeds of the offering for the intended purpose, that to survive and achieve its goals the Company may require additional capital beyond the amount raised in the offering referenced in this release, which may be difficult or impossible to obtain, that the Company may not receive requisite regulatory clearances and/or approvals to be able to market a full range of products or that such clearances or approvals may be delayed, that cost reductions may not be sustained or be sufficient to enable the Company to achieve profitability, that the Company may not be able to establish an effective distribution system for its products in the U.S. or abroad, that the Company’s products may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2009. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

MIMEDX GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

					Period from
					Inception
	Three Months Ended		Nine Months Ended		(November 22, 2006)
	September 30,		September 30,		through
	2010	2009	2010	2009	September 30, 2010
REVENUES:
Net Sales	$108,027	$—	$544,956	$—	$545,757

OPERATING COSTS AND EXPENSES:
Cost of products sold	539,697	—	1,355,210	—	1,355,450
Research and development expenses	842,929	949,281	2,168,043	2,200,168	10,907,879
Acquired in-process research and development	—	—	—	—	7,177,000
Selling, General and Administrative expenses	1,579,259	1,457,965	5,121,933	4,621,295	25,765,940
Gain on sale of assets	—	—	—	—	(275,428)

LOSS FROM OPERATIONS	(2,853,858)	(2,407,246)	(8,100,230)	(6,821,463)	(44,385,084)

OTHER INCOME (EXPENSE), net
Financing expense associated with issuance of common stock for registration rights waivers	—	(1,305,100)	—	(1,305,100)	(1,305,100)
Financing expense associated with warrants issued in connection with convertible promissory note	—	(683,416)	—	(683,416)	(975,833)
Net interest (expense) income, net	(584)	(90,814)	(592,866)	(146,124)	(222,496)
Change in fair value of investment, related party	—	—	—	—	(41,775)

LOSS BEFORE INCOME TAXES	(2,854,442)	(4,486,576)	(8,693,096)	(8,956,103)	(46,930,288)
Income taxes	—	—	—	—	—

NET LOSS	(2,854,442)	(4,486,576)	(8,693,096)	(8,956,103)	(46,930,288)

Accretion of redeemable common stock and common stock with registration rights to fair value	—	—	—	—	(2,158,823)

Loss attributable to common shareholders	$(2,854,442)	$(4,486,576)	$(8,693,096)	$(8,956,103)	$(49,089,111)

Net loss per common share Basic and diluted	$(0.05)	$(0.11)	$(0.15)	$(0.23)

Shares used in computing net loss per common share Basic and diluted	61,049,942	41,576,491	57,874,093	39,803,573

See notes to condensed consolidated financial statements

MIMEDX GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
	2010	December 31,
	(unaudited)	2009
ASSETS
Current assets:
Cash and cash equivalents	$428,493	$2,653,537
Accounts receivable, net	259,476	—
Inventory	117,821	30,920
Prepaid expenses and other current assets	123,669	121,277

Total current assets	929,459	2,805,734

Property and equipment, net of accumulated depreciation of $1,286,038 and $948,445, respectively	861,189	1,049,597
Goodwill	857,597	857,597
Intangible assets, net of accumulated amortization of $1,965,623 and $1,464,674, respectively	4,096,377	4,597,326
Deferred financing costs	—	192,627
Deposits and other long term assets	102,500	189,202

Total assets	$6,847,122	$9,692,083

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,143,645	$629,349

Total current liabilities	1,143,645	629,349

Long term convertible debt, face value $3,472,000, less unamortized discount of $550,748 and including accrued interest of $69,604 (December)	—	2,990,856

Total liabilities	1,143,645	3,620,205

Commitments and contingency (Notes 4 and 9)	—	—

Stockholders’ equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized and 0 (September and December) shares issued and outstanding	—	—
Common stock; $.001 par value; 100,000,000 shares authorized; and 61,770,931 (September) and 50,002,887 (December) shares issued; 61,720,931 (September) and 49,952,887 (December) shares outstanding	61,771	50,003
Additional paid-in capital	54,767,409	46,454,482
Treasury stock (50,000 shares at cost)	(25,000)	(25,000)
Deficit accumulated during the development stage	(49,100,703)	(40,407,607)

Total stockholders’ equity	5,703,477	6,071,878

Total liabilities and stockholders’ equity	$6,847,122	$9,692,083

See notes to condensed consolidated financial statements
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